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                                                                    EXHIBIT 10.9


                             AMENDMENT NO. 2 TO THE
                            DELL COMPUTER CORPORATION
                                   401(K) PLAN

         THIS AMENDMENT is made as of the 1st day of January, 2001 by DELL COMPUTER CORPORATION, a Texas corporation, (the "Company");

         WHEREAS, the Company has heretofore adopted and maintains the Dell Computer Corporation 401(k) Plan (the "Plan") for the benefit of eligible employees of the Company and its participating affiliates; and

         WHEREAS, the Company desires to amend the Plan's provisions concerning participant loans and vesting in certain respects;

         NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2001, except as otherwise indicated herein:

         1. Plan Section 1.1 is hereby amended by revising Subsection (ii) to add the following new Paragraph (7) to the end thereof, to be and read as follows:

         "(7) An individual's Period of Service shall include any period of employment by such individual with Dell Financial Services, L.P.; provided, however, that this provision shall apply solely to an individual who becomes an Employee immediately following the date of his or her termination of employment with Dell Financial Services, L.P."

         2. Plan Section 7.4 is hereby amended by adding the following new Subsection (g) to the end thereof, to be and read as follows:

         "(g) SPECIAL RULES FOR DFS EMPLOYEES. Notwithstanding the preceding, any Participant who terminates his or her employment with the Employer pursuant to a written agreement which provides that he or she shall accept employment with Dell Financial Services, L.P., which is an affiliate of the Employer, shall be 100% vested in his or her account balance as of December 31, 2001. This Subsection shall not apply to individuals who terminate employment after December 31, 2001."


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         3. Plan Section 9.1 is hereby amended to be and read as follows:

         "9.1 ELIGIBILITY FOR LOAN.

                  (a) Subject to the provisions of this Article, the following individuals shall be eligible for loans under the Plan: (i) each Participant who is an Employee and (ii) each party-in-interest, as that term is defined in section 3(14) of ERISA, as to the Plan, but only if such party-in-interest (i) retains an Account balance under the Plan and (ii) is either a Participant no longer employed by the Employer, a beneficiary of a deceased Participant, or an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code. (An individual who is eligible to apply for a loan under the Plan as described in the preceding sentence shall hereinafter be referred to as a "Participant" for purposes of this Article.)

                  (b) Notwithstanding the above, a Participant may not have more than two (2) loan outstanding at any time; provided, however, that for the Plan Year ending December 31, 2001, a Participant may have up to three
                           (3) loans outstanding at any one time.

                  (c) Upon application by a Participant and subject to such uniform and nondiscriminatory rules and regulations as the Committee may establish, the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant."

         4. Plan Section 9.5(b) is hereby amended to be and read as follows:

         "(b) The terms of the loan shall (i) require level amortization with payments not less frequently than quarterly, (ii) require that the loan be repaid (a) over an amortization period of one to five years for the period from the Effective Date through December 31, 2000, and (b) over an amortization period of one to four and one-half years effective as of January 1, 2001, (unless the Participant certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case the loan must be repaid over an amortization period of five to twenty years), (iii) allow prepayment without penalty at any time, provided that any prepayment must be for the full outstanding loan balance (including interest),
                  (iv) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) within ninety days of the date the Participant or, if applicable, the Participant's beneficiary, is first entitled to a distribution from the Plan (other than a distribution pursuant



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                  to Article VIII) irrespective of whether such Participant or beneficiary elects or consents to such distribution, and (v) provide that such Participant's outstanding loan balance (including interest), if not paid in accordance with the repayment provisions of the loan, shall be treated as a deemed distribution upon the end of the "cure period" permitted by applicable Treasury Regulations and repaid by offsetting such balance against the amount in the Participant's segregated loan fund pledged as security for the loan. With respect to the correction of a loan pursuant to the "cure period" provisions of Treas. Reg. Section 1.72(p)-1, Q&A-10, the Employer may adopt a nondiscriminatory policy which permits Participants who have failed to make one or more loan payments to make addition payments to the Plan's Trust prior to the end of the applicable "cure period" in the amount necessary to permit such Participant's loan not to be treated as a deemed distribution."

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 11thday of December, 2001, to be effective as of the day and year first written above.

                                          DELL COMPUTER CORPORATION


                                          By: /s/ Kathleen Angel
                                              ---------------------------------
                                          Its: Director of Global Benefits
                                              ---------------------------------
ATTEST:

Janet B. Wright
---------------------------------

Its: Corporate Counsel
    -----------------------------



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